As filed with the Securities and Exchange Commission on December 21, 2005
REGISTRATION NO. 333-129871

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 2
to
Form S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ALLERGAN, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	2834	95-1622442
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

2525 Dupont Drive
Irvine, California 92612
(714) 246-4500
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Douglas S. Ingram
Executive Vice President, General Counsel and Secretary
Allergan, Inc.
2525 Dupont Drive
Irvine, California 92612
(714) 246-4500
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Michelle A. Hodges
Gibson, Dunn & Crutcher LLP
4 Park Plaza, Suite 1400
Irvine, CA 92614
(949) 451-3800

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement and completion of the transactions described in the enclosed prospectus.
     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
EXPLANATORY NOTE
     The purpose of this Amendment No. 2 to Registration Statement on Form S-4 (the “Registration Statement”) is solely to file certain exhibits to the Registration Statement as set forth below in Item 21(a) of Part II and the Exhibit Index. No changes are being made to the prospectus that forms Part I of this Registration Statement.

PART II
Item 20. Indemnification of Directors and Officers.
Item 21. Exhibits and Financial Statement Schedules.
Item 22. Undertakings.
SIGNATURES
EXHIBIT INDEX
EXHIBIT 8.1
EXHIBIT 23.1
EXHIBIT 23.2

PART II
Item 20.     Indemnification of Directors and Officers.
      Allergan is a Delaware corporation. Reference is made to Section 102(b)(7) of the General Corporation Law of the State of Delaware (the “DGCL”), which enables a corporation in its original certificate of incorporation or an amendment to eliminate or limit the personal liability of a director for violations of the director’s fiduciary duty, except:

•	for any breach of the director’s duty of loyalty to the corporation or its stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions); or

•	for any transaction from which a director derived an improper personal benefit.
      Reference is also made to Section 145 of the DGCL, which provides that a corporation may indemnify any persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such director, officer, employee or agent acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe that the person’s conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses that such officer or director actually and reasonably incurred. The indemnification permitted under the DGCL is not exclusive, and a corporation is empowered to purchase and maintain insurance against liabilities whether or not indemnification would be permitted by statute.
      Allergan’s restated certificate of incorporation provides that to the fullest extent permitted by the laws of the State of Delaware, as the same may be amended, a director of Allergan shall not be personally liable to Allergan or its stockholders for monetary damages for breach of any fiduciary duty as a director. Allergan’s restated certificate of incorporation and amended and restated bylaws provide for indemnification of its directors and officers to the fullest extent currently permitted by the DGCL. In addition, Allergan maintains liability insurance for its directors and officers.

Item 21.	Exhibits and Financial Statement Schedules.

(a)	Exhibits.
See the Exhibit Index.

(b)	Financial Statement Schedules.
None.

(c)	Reports, Opinions and Appraisals.
None.

Item 22.	Undertakings.
      (a)     The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
      (b)     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
      (c)     The undersigned registrant undertakes as follows: that before any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.
      (d)     The undersigned registrant undertakes that every prospectus: (i) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
      (e)     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
      (f)     The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.
      (g)     The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

SIGNATURES
      Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Amendment No. 2 to its registration statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Irvine, State of California, on December 20, 2005.

ALLERGAN, INC.

By:	/s/ Matthew J. Maletta

Matthew J. Maletta
Vice President,
Assistant General Counsel and
Assistant Secretary
      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

By: * David E.I. Pyott	Chairman of the Board, President and Chief Executive Officer	December 20, 2005

By: * Jeffrey L. Edwards	Executive Vice President, Finance and Business Development, Chief Financial Officer (Principal Financial Officer)	December 20, 2005

By: * James F. Barlow	Senior Vice President, Corporate Controller (Principal Accounting Officer)	December 20, 2005

By: * Herbert W. Boyer, Ph.D	Vice Chairman of the Board	December 20, 2005

By: * Handel E. Evans	Director	December 20, 2005

By: * Michael R. Gallagher	Director	December 20, 2005

By: * Gavin S. Herbert	Director and Chairman Emeritus	December 20, 2005

By: * Robert A. Ingram	Director	December 20, 2005

By: * Trevor M. Jones	Director	December 20, 2005

By: * Louis J. Lavigne, Jr.	Director	December 20, 2005

By: * Russell T. Ray	Director	December 20, 2005

By: * Stephen J. Ryan, M.D.	Director	December 20, 2005

Signature		Title	Date

By: * Leonard D. Schaeffer		Director	December 20, 2005

*By:	/s/ Matthew J. Maletta Matthew J. Maletta Attorney-in-fact

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit

3.1	Restated Certificate of Incorporation of Allergan as filed with the Secretary of State of the State of Delaware on May 22, 1989 (incorporated by reference to Exhibit 3.1 to Allergan’s Registration Statement on Form S-1, File No. 33-28855, filed with the SEC on May 24, 1989)

3.2	Certificate of Amendment of Certificate of Incorporation of Allergan (incorporated by reference to Exhibit 3 Allergan’s Quarterly Report on Form 10-Q for the Quarter ended June 30, 2000)

3.3	Bylaws of Allergan (incorporated by reference to Exhibit 3 to Allergan’s Quarterly Report on Form 10-Q for the Quarter ended June 30, 1995)

3.4	First Amendment to Allergan Bylaws (incorporated by reference to Exhibit 3.1 to Allergan’s Quarterly Report on Form 10-Q for the Quarter ended September 24, 1999)

3.5	Second Amendment to Allergan Bylaws (incorporated by reference to Exhibit 3.5 to Allergan’s Annual Report on Form 10-K for the Fiscal Year ended December 31, 2002)

3.6	Third Amendment to Allergan Bylaws (incorporated by reference to Exhibit 3.6 to Allergan’s Annual Report on Form 10-K for the Fiscal Year ended December 31, 2003)

4.1	Certificate of Designations of Series A Junior Participating Preferred Stock as filed with the Secretary of State of the State of Delaware on February 1, 2000 (incorporated by reference to Exhibit 4.1 to Allergan’s Annual Report on Form 10-K for the Fiscal Year ended December 31, 1999)

4.2	Rights Agreement, dated January 25, 2000, between Allergan and First Chicago Trust Company of New York (“Rights Agreement”) (incorporated by reference to Exhibit 4 to Allergan’s Current Report on Form 8-K filed on January 28, 2000)

4.3	Amendment to Rights Agreement dated as of January 2, 2002, among First Chicago Trust Company of New York, Allergan and EquiServe Trust Company, N.A., as successor Rights Agent (incorporated by reference to Exhibit 4.3 of Allergan’s Annual Report on Form 10-K for the year ended December 31, 2001)

4.4	Second Amendment to Rights Agreement dated as of January 30, 2003, among First Chicago Trust Company of New York, Allergan and EquiServe Trust Company, N.A., as successor Rights Agent (incorporated by reference to Exhibit 1 of Allergan’s amended Form 8-A filed on February 14, 2003)

4.5	Third Amendment to Rights Agreement dated as of October 19, 2005 between Allergan, Inc. and Wells Fargo Bank, National Association, as successor Rights Agent (incorporated by reference to Exhibit 4.11 to Allergan’s Quarterly Report on Form 10-Q for the Quarter ended September 30, 2005)

4.6	Indenture between Allergan and BankAmerica National Trust Company (incorporated by reference to Exhibit 4 filed with Allergan’s Registration Statement, Registration No. 33-69746)

4.7	Indenture, dated as of November 1, 2000, between Allergan and U.S. Trust National Association (incorporated by reference to Exhibit 4.1 to Allergan’s Current Report on Form 8-K, filed on November 1, 2000)

4.8	Registration Rights Agreement, dated November 1, 2000, between Allergan and Merrill Lynch & Co., Merrill Lynch, Pierce Fenner & Smith Incorporated (incorporated by reference to Exhibit 4.2 to Allergan’s Current Report on Form 8-K, filed on November 1, 2000)

4.9	Amended and Restated Indenture, dated as of July 28, 2004, between Allergan and Wells Fargo Bank, National Association (incorporated by reference to Exhibit 4.11 to Allergan’s Quarterly Report on Form 10-Q for the Quarter ended September 24, 2004)

4.10	Form of Zero Coupon Convertible Senior Note Due 2022 (incorporated by reference to Exhibit 4.2 of Allergan’s Registration Statement on Form S-3, dated January 9, 2003, Registration No. 333-102425)

4.11	Registration Rights Agreement, dated as of November 6, 2002, among Allergan and Banc of America Securities LLC, Salomon Smith Barney Inc., J.P. Morgan Securities Inc. and Banc One Capital Markets, Inc. (incorporated by reference to Exhibit 4.3 of Allergan’s Registration Statement on Form S-3, dated January 9, 2003, Registration No. 333-102425)

5.1	Opinion of Gibson, Dunn & Crutcher LLP(1)

8.1	Opinion of Gibson, Dunn & Crutcher LLP regarding tax matters

10.1	Form of director and executive officer Indemnity Agreement (incorporated by reference to Exhibit 10.4 to Allergan’s Annual Report on Form 10-K for the Fiscal Year ended December 31, 1992)

Exhibit
Number	Description of Exhibit

10.2	Form of Allergan change in control severance agreement (incorporated by reference to Exhibit 10.1 to Allergan’s Current Report on Form 8-K filed on January 28, 2000)

10.3	Allergan 2003 Nonemployee Director Equity Incentive Plan (incorporated by reference to Appendix A to Allergan’s Proxy Statement filed on March 14, 2003)

10.4	Allergan Deferred Directors’ Fee Program amended and restated as of November 15, 1999 (incorporated by reference to Exhibit 4 to Allergan’s Registration Statement on Form S-8, dated January 6, 2000, Registration No. 333-94155)

10.5	Allergan 1989 Incentive Compensation Plan, as amended and restated, November 2000 and as adjusted for 1999 split (incorporated by reference to Exhibit 10.5 to Allergan’s Annual Report on Form 10-K for the Fiscal Year ended December 31, 2000)

10.6	First Amendment to Allergan 1989 Incentive Compensation Plan (as amended and restated November 2000) (incorporated by reference to Exhibit 10.51 to Allergan’s Quarterly Report on Form 10-Q for the Quarter ended September 26, 2003)

10.7	Allergan Employee Stock Ownership Plan (Restated 2003) (incorporated by reference to Exhibit 10.6 Allergan’s Annual Report on Form 10-K for the Fiscal Year ended December 31, 2002)

10.8	First Amendment to Allergan Employee Stock Ownership Plan (as Restated 2003) (incorporated by reference to Exhibit 10.52 to Allergan’s Quarterly Report on Form 10-Q for the Quarter ended September 26, 2003)

10.9	Second Amendment to Allergan Employee Stock Ownership Plan (as Restated 2003) (incorporated by reference to Exhibit 10.9 to Allergan’s Annual Report on Form 10-K for the Fiscal Year ended December 31, 2003)

10.10	Allergan Employee Savings and Investment Plan (Restated 2003) (incorporated by reference to Exhibit 10.7 to Allergan’s Annual Report on Form 10-K for the Fiscal Year ended December 31, 2002)

10.11	First Amendment to Allergan Savings and Investment Plan (Restated 2003) (incorporated by reference to Exhibit 10.53 to Allergan’s Quarterly Report on Form 10-Q for the Quarter ended September 26, 2003)

10.12	Second Amendment to Allergan Savings and Investment Plan (Restated 2003) (incorporated by reference to Exhibit 10.12 to Allergan’s Annual Report on Form 10-K for the Fiscal Year ended December 31, 2003)

10.13	Allergan Pension Plan (Restated 2003) (incorporated by reference to Exhibit 10.8 to Allergan’s Annual Report on Form 10-K for the Fiscal Year ended December 31, 2002)

10.14	First Amendment to Allergan Pension Plan (Restated 2003) (incorporated by reference to Exhibit 10.50 to Allergan’s Quarterly Report on Form 10-Q for the Quarter ended September 26, 2003)

10.15	Restated Allergan Supplemental Retirement Income Plan (incorporated by reference to Exhibit 10.5 to Allergan’s Quarterly Report on Form 10-Q for the Quarter ended March 31, 1996)

10.16	First Amendment to Allergan Supplemental Retirement Income Plan (incorporated by reference to Exhibit 10.4 to Allergan’s Quarterly Report on Form 10-Q for the Quarter ended September 24, 1999)

10.17	Second Amendment to Allergan Supplemental Retirement Income Plan (incorporated by reference to Exhibit 10.12 to Allergan’s Current Report on Form 8-K filed on January 28, 2000)

10.18	Third Amendment to Allergan Supplemental Retirement Income Plan (incorporated by reference to Exhibit 10.46 to Allergan’s Quarterly Report on Form 10-Q for the Quarter ended June 28, 2002)

10.19	Fourth Amendment to Allergan Supplemental Retirement Income Plan (Restated 1996) (incorporated by reference to Exhibit 10.13 to Allergan’s Annual Report on Form 10-K for the Fiscal Year ended December 31, 2002)

10.20	Restated Allergan Supplemental Executive Benefit Plan (incorporated by reference to Exhibit 10.6 to Allergan’s Quarterly Report on Form 10-Q for the Quarter ended March 31, 1996)

10.21	First Amendment to Allergan Supplemental Executive Benefit Plan (incorporated by reference to Exhibit 10.3 to Allergan’s Quarterly Report on Form 10-Q for the Quarter ended September 24, 1999)

10.22	Second Amendment to Allergan Supplemental Executive Benefit Plan (incorporated by reference to Exhibit 10.11 to Allergan’s Current Report on Form 8-K filed on January 28, 2000)

10.23	Third Amendment to Allergan Supplemental Executive Benefit Plan (incorporated by reference to Exhibit 10.45 to Allergan’s Quarterly Report on Form 10-Q for the Quarter ended June 28, 2002)

10.24	Fourth Amendment to Allergan Supplemental Executive Benefit Plan (incorporated by reference to Exhibit 10.18 to Allergan’s Annual Report on Form 10-K for the Fiscal Year ended December 31, 2002)

Exhibit
Number	Description of Exhibit

10.25	Allergan Executive Bonus Plan (incorporated by reference to Exhibit C to Allergan’s Proxy Statement dated March 23, 1999, filed in definitive form on March 22, 1999)

10.26	First Amendment to Allergan Executive Bonus Plan (incorporated by reference to Exhibit 10.2 to Allergan’s Current Report on Form 8-K filed on January 28, 2000)

10.27	Allergan 2005 Management Bonus Plan (incorporated by reference to Exhibit 10.33 to Allergan’s Annual Report on Form 10-K filed on March 9, 2005)

10.28	Allergan Executive Deferred Compensation Plan (amended and restated effective January 1, 2003) (incorporated by reference to Exhibit 10.22 to Allergan’s Annual Report on Form 10-K for the Fiscal Year ended December 31, 2002)

10.29	First Amendment to Allergan Executive Deferred Compensation Plan (amended and restated effective January 1, 2003) (incorporated by reference to Exhibit 10.29 to Allergan’s Annual Report on Form 10-K for the Fiscal Year ended December 31, 2003)

10.30	Allergan Premium Priced Stock Option Plan (incorporated by reference to Exhibit B to Allergan’s Proxy Statement filed on March 23, 2001)

10.31	Distribution Agreement dated March 4, 1994 among Allergan and Merrill Lynch & Co. and J.P. Morgan Securities Inc. (incorporated by reference to Exhibit 10.14 to Allergan’s Annual Report on Form 10-K for the fiscal year ended December 31, 1993)

10.32	Credit Agreement, dated as of October 11, 2002, among Allergan, as Borrower and Guarantor, the Eligible Subsidiaries Referred to Therein, the Banks Listed Therein, JPMorgan Chase Bank, as Administrative Agent, Citicorp USA Inc., as Syndication Agent and Bank of America, N.A., as Documentation Agent (incorporated by reference to Exhibit 10.47 to Allergan’s Quarterly Report on Form 10-Q for the Quarter ended September 27, 2002)

10.33	First Amendment to Credit Agreement, dated as of October 30, 2002, among Allergan, as Borrower and Guarantor, the Eligible Subsidiaries Referred to Therein, the Banks Listed Therein, JPMorgan Chase Bank, as Administrative Agent, Citicorp USA Inc., as Syndication Agent and Bank of America, N.A., as Documentation Agent (incorporated by reference to Exhibit 10.48 to Allergan’s Quarterly Report on Form 10-Q for the Quarter ended September 27, 2002)

10.34	Second Amendment to Credit Agreement, dated as of May 16, 2003, among Allergan, as Borrower and Guarantor, the Banks listed Therein, JPMorgan Chase Bank, as Administrative Agent, Citicorp USA Inc., as Syndication Agent and Bank of America, N.A., as Documentation Agent (incorporated by reference to Exhibit 10.49 to Allergan’s Quarterly Report on Form 10-Q for the Quarter ended June 27, 2003)

10.35	Third Amendment to Credit Agreement, dated as of October 15, 2003, among Allergan, as Borrower and Guarantor, the Banks Listed Therein, JPMorgan Chase Bank, as Administrative Agent, Citicorp USA Inc., as Syndication Agent and Bank of America, N.A., as Documentation Agent (incorporated by reference to Exhibit 10.54 to Allergan’s Quarterly Report on Form 10-Q for the Quarter ended September 26, 2003)

10.36	Fourth Amendment to Credit Agreement, dated as of May 26, 2004, among Allergan, as Borrower and Guarantor, the Banks Listed Therein, JPMorgan Chase Bank, as Administrative Agent, Citicorp USA Inc., as Syndication Agent and Bank of America, N.A., as Document Agent (incorporated by reference to Exhibit 10.56 to Allergan’s Quarterly Report on Form 10-Q for the Quarter ended June 25, 2004)

10.37	Contribution and Distribution Agreement by and among Allergan and Advanced Medical Optics, Inc. (incorporated by reference to Exhibit 10.35 to Allergan’s Quarterly Report on Form 10-Q for the Quarter ended June 28, 2002)

10.38	Transitional Services Agreement between Allergan and Advanced Medical Optics, Inc. (incorporated by reference to Exhibit 10.36 to Allergan’s Quarterly Report on Form 10-Q for the Quarter ended June 28, 2002)

10.39	Employee Matters Agreement between Allergan and Advanced Medical Optics, Inc. (incorporated by reference to Exhibit 10.37 to Allergan’s Quarterly Report on Form 10-Q for the Quarter ended June 28, 2002)

10.40	Tax Sharing Agreement between Allergan and Advanced Medical Optics, Inc. (incorporated by reference to Exhibit 10.38 to Allergan’s Quarterly Report on Form 10-Q for the Quarter ended June 28, 2002)

10.41	Manufacturing Agreement between Allergan and Advanced Medical Optics, Inc. (incorporated by reference to Exhibit 10.39 to Allergan’s Quarterly Report on Form 10-Q for the Quarter ended June 28, 2002)

10.42	LLC Interest Assignment Agreement dated as of March 16, 2003, among Farallon Pharma Investors, LLC, Bardeen Sciences Company, LLC and Allergan (incorporated by reference to Exhibit 2.1 to Allergan’s Current Report on Form 8-K filed on May 28, 2003)

10.43	Agreement and Plan of Merger by and among Allergan, Wilson Acquisition, Inc. and Oculex Pharmaceuticals, Inc. dated as of October 13, 2003 (incorporated by reference to Exhibit 2.1 to Allergan’s Current Report on Form 8-K filed on November 21, 2003)

Exhibit
Number	Description of Exhibit

10.44	Transition and General Release Agreement, by and between Allergan and Lester J. Kaplan (incorporated by reference to Exhibit 10.55 to Allergan’s Quarterly Report on Form 10-Q for the Quarter ended March 26, 2004)

10.45	Botox®— China License Agreement, dated as of September 30, 2005, by and among Allergan, Inc., Allergan Sales, LLC and Glaxo Group Limited (incorporated by reference to Exhibit 10.51 to Allergan’s Quarterly Report on Form 10-Q for the Quarter ended September 30, 2005)†

10.46	Botox®— Japan License Agreement, dated as of September 30, 2005, by and among Allergan, Inc., Allergan Sales, LLC and Glaxo Group Limited (incorporated by reference to Exhibit 10.52 to Allergan’s Quarterly Report on Form 10-Q for the Quarter ended September 30, 2005)†

10.47	Co-Promotion Agreement, dated as of September 30, 2005, Allergan, Inc., Allergan Sales, LLC and SmithKline Beecham Corporation d/b/a GlaxoSmithKline (incorporated by reference to Exhibit 10.53 to Allergan’s Quarterly Report on Form 10-Q for the Quarter ended September 30, 2005)†

10.48	Botox® Global Strategic Support Agreement, dated as of September 30, 2005, by and among Allergan, Inc., Allergan Sales, LLC and Glaxo Group Limited (incorporated by reference to Exhibit 10.54 to Allergan’s Quarterly Report on Form 10-Q for the Quarter ended September 30, 2005)†

10.49	China Botox® Supply Agreement, dated as of September 30, 2005, by and among Allergan, Inc., Allergan Sales, LLC and Glaxo Group Limited (incorporated by reference to Exhibit 10.55 to Allergan’s Quarterly Report on Form 10-Q for the Quarter ended September 30, 2005)†

10.50	Japan Botox® Supply Agreement, dated as of September 30, 2005, by and between Allergan Pharmaceuticals Ireland and Glaxo Group Limited (incorporated by reference to Exhibit 10.56 to Allergan’s Quarterly Report on Form 10-Q for the Quarter ended September 30, 2005)†

12.1	Computation of Ratio of Earnings to Fixed Charges(1)

21.1	List of Subsidiaries of Allergan (incorporated by reference to Exhibit 10.21 to Allergan’s Report on Form 10-K for the Year ended December 31, 2004)

23.1	Consent of KPMG LLP

23.2	Consent of KPMG LLP

23.3	Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5.1)(1)

23.4	Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 8.1)

24.1	Power of Attorney(1)

99.1	Form of Letter of Election and Transmittal(1)

99.2	Form of Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9(1)

99.3	Form of Notice of Guaranteed Delivery(1)

99.4	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees(1)

99.5	Form of Letter to Clients for Use by Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees(1)

† Pursuant to a request for confidential treatment filed with the Secretary of the SEC under Rule 24b-2 of the Exchange Act, portions of this Exhibit have been redacted from the publicly filed document and have been furnished separately to the SEC.
(1) Previously filed with this Registration Statement.